GPods

BUSINESS PLAN - PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is made as of the 20th day of April 2017, by and between GPods, Inc., a Nevada corporation ("Company" or "GPods"), and Robert Dolan ("Seller" or "RD") a California resident.

WHEREAS, the Seller shall sell to the Company upon the date first written above ("Sale Date"), and the Company shall purchase from the Seller, certain website, engineering designs, schematics, computers and other equipment, a detailed business plan developed and/or acquired by RD with a laser focused plan for making GPods the fastest and most cost effective way to launch a 'grow' in a garage (GPods product line will become the go-to solution for the grass roots 'grow' entrepreneur. The GPods' dimensions will fit most standard size garage space. GPods will provide a plug n' grow solution that streamlines start-up and provides the user with everything from basic equipment, expertise and supplies to maintain your business. GPods' flexible solutions are designed to get the user in generating revenue in the fastest time possible).

Additionally, Seller shall advise Buyer with ongoing marketing, revenue generation, and continued development of business plan and potential sale ("Services") for a period of one (1) year from the Sale Date. Services performed by Seller are inclusive of the purchase of the Business Plan, and are provided to the Company on a non-exclusive basis.

Payment for the Business Plan: The Company shall pay to RD, the following: (a) payment in full through the issuance of 4,000,000 shares of commons stock of the Company. The Company and its management intend on filing a registration statement with the Securities and Exchange Commission to become a publicly filed company within ninety (90) days from the Sale Date. The Company will make its best efforts to become publicly traded on any exchange or over the counter within a reasonable time thereafter.

Change of Control: If the Company endures a change of control, whereby more than 50% of the Company's common stock changes control by way of merger, sale or investment, the Services shall immediately terminate and all due and unpaid Services fee shall become immediately due and payable by the Company to the Seller.

Non-Disclosure: The Company hereby agrees to maintain the confidentiality of this Agreement and not to disclose the nature and terms of the sale of Business Plan, except as required by applicable law or pursuant to any disclosures required to be made pursuant to any offering or sale being conducted by the Company in its pursuit of becoming a public company.

Confidentiality: Notwithstanding any other provision hereof, the parties agree that any documents or information, which the Company provides or has previously provided to the Seller in connection with the Services, shall be deemed to be "Confidential Information" hereunder. Any Confidential Information which the Company discloses (or has disclosed prior to the date hereof) to the Seller (a) shall not be used by the Seller in its business activities or for any purpose other than in connection with the Services and (b) shall not be disclosed

by the Seller to any other person or entity without the Company's prior written consent; provided, however, that the Seller may reveal such information to its representatives and Sellers who (i) need to know or be aware of the Confidential Information in connection with the Services and (ii) are informed of the confidential nature of the Confidential Information and agree to comply with the provisions of this Agreement.

Expenses: In addition to any fees payable hereunder, the Company shall reimburse the Seller for all reasonable out-of-pocket expenses incurred in connection with the Services performed, including (1) domain name renewal fees, hosting fees, and other associated expenses; (2) reasonable charges for any related travel; (3) and any other reasonable expenses paid or incurred on the Company's behalf. All such expenses shall be pre-approved by the Company in writing. The Company shall be directly responsible for any and all website development costs, application development and integration expenses for the Business Plan.

Jurisdiction: This Agreement is made pursuant to the State of California, San Diego County.

IN WITNESS WHEREOF, the parties hereto have duly caused this Purchase Agreement to be executed as of the day and year first above written.

GPODS, INC.

_/s/Robert Dolan__________
Authorized Signature
Print Name:_Robert Dolan__
Title:_CEO__ Date:_04/20/17__

Address:

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Street Address
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City, State & Zip
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Telephone Number
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Facsimile Number

ROBERT DOLAN

_/s/Robert Dolan__________
Authorized Signature
Print Name:__Robert Dolan___
Title:_________ Date:_04/20/17_

Address:

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Street Address
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City, State & Zip
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Telephone Number
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Facsimile Number

GPods

SCHEDULE A

Business Plan (PPT and PDF), Computer and Other Equipment, etc.

Agreed & Accepted By GPods, Inc.:

_/s/Robert Dolan____________
Authorized Signatory

_Robert Dolan_CEO_________
Print Name & Title

_April 20, 2017________
Date

GPods

SCHEDULE A

Business Plan (PPT and PDF), Horticulture Equipment, etc.

Agreed & Accepted By GPods, Inc.:

[signature]

Authorized Signatory

Robert L. Dolan, CEO

Print Name & Title

4/20/17

Date